Exhibit 99.1

AGILE THERAPEUTICS ANNOUNCES 1-FOR-50 REVERSE STOCK SPLIT

PRINCETON, N.J., April 10, 2023 – Agile Therapeutics, Inc. (Nasdaq: AGRX) (“Agile”), a women's healthcare company, today announced that its board of directors approved a 1-for-50 reverse stock split, to be effective 4:00 p.m. on Monday, April 10, 2023. The Company’s common stock will open for trading on the Nasdaq Capital Market on Tuesday, April 11, 2023 on a split-adjusted basis under the current trading symbol "AGRX." The reverse stock split was approved by Agile’s stockholders on March 9, 2023, and is intended to increase the per share trading price of the Company's common stock to enable the Company to satisfy the minimum bid price requirement for continued listing on Nasdaq.

The 1-for-50 reverse stock split will automatically convert 50 current shares of Agile’s common stock into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of Agile’s common stock will receive a cash payment in lieu thereof, at a price equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the closing price of Agile’s common stock on Nasdaq on Monday, April 10, 2023. The reverse split will reduce the number of shares of outstanding common stock from approximately 46,605,053 shares to approximately 932,101 shares. Proportional adjustments also will be made to the exercise prices of Agile’s outstanding stock options and warrants, and to the number of shares issued and issuable under Agile’s stock incentive plan.

Broadridge Corporate Issuer Solutions (“Broadridge”) will act as the exchange agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, Broadridge will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares.

In connection with the reverse stock split, the Company's CUSIP number will change to 00847L308 as of 4:00 pm on Monday, April 10, 2023.

About Agile Therapeutics, Inc.
Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol) transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our expectations regarding the effect of the reverse stock split, our ability to meet the minimum bid price requirement, our ability to regain compliance with the Nasdaq continued listing requirements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to regain compliance with Nasdaq’s minimum bid price requirement, or otherwise maintain compliance with any other listing requirements on Nasdaq, the potential de-listing of our shares on Nasdaq, our strategy, business plans and focus, and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Matt Riley

Head of Investor Relations & Corporate Communications

mriley@agiletherapeutics.com